Exhibit 23.1

Cunningham & Associates LLP
Chartered Accountants
200 Consumers Road, Suite 105
Toronto, Ontario
Canada, M2J 4R4

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Eagle River Mining Corp.
Reno, Nevada

We consent to the use of our report dated October 16, 2002, on the financial statements of Eagle River Mining Corp. as of October 15, 2002, and the period then ended, and the inclusion of our name under the heading "Experts" in Amendment No. 1 to Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

Dated this 16th day of January, 2003.

CUNNINGHAM & ASSOCIATES

By: /s/ "Eric Chan"

Eric Chan